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                              GOVERNING PROVISIONS

                                    (BYLAWS)

                                       OF

                                SPF ENERGY, INC.



ARTICLE I.        STATUTORY PROVISIONS

     The following provisions of the North Dakota Business Corporations Act (N.D.C.C. Sections 10-19.1-10 and 26), govern this corporation:

     Section A. The corporation has the powers set forth in this section, subject to any limitations provided in any law of the State of North Dakota or in its articles of incorporation.

     1. The corporation may purchase, lease, or otherwise acquire, own, hold, improve, use and otherwise deal in and with, real or personal property, or any interest therein, wherever situated.

     2. The corporation may sell, convey, mortgage, create a security interest in, lease, exchange, transfer or otherwise dispose of all or any part of its real or personal property, or any interest therein, wherever situated.

     3. The corporation may purchase, subscribe for, or otherwise acquire, own, hold, vote, use, employ, sell, exchange, mortgage, lend, create a security interest in, or otherwise dispose of and otherwise use and deal in and with, securities or other interests in or obligations of, a person or direct or indirect obligations of any domestic or foreign government or instrumentality thereof.

     4. The corporation may make contracts and incur liabilities, borrow money, issue its securities and secure any of its obligations by mortgage of or creation of a security interest in all or any of its property, franchises, and income.

     5.      The corporation may invest and reinvest its funds.


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     6.      The corporation may take and hold real and personal property, whether or not of a kind sold or otherwise dealt in by the corporation, as security for the payment of money loaned, advanced or invested.

     7. The corporation may conduct its business, carry on its operations, have offices and exercise its powers anywhere in the universe.

     8. Except as otherwise prohibited by law, the corporation may make donations, irrespective of corporate benefit, for the public welfare; for social, community, charitable, religious, educational, scientific, civic, literary and testing for public safety purposes, and for similar or related purposes; for the purpose of fostering national or international amateur sports competition; and for the prevention of cruelty to children and animals.

     9. The corporation may pay pensions, retirement allowances, and compensation for past services to and for the benefit of, and establish, maintain, continue, and carry out, wholly or partially at the expense of the corporation, employee or incentive benefit plans, trusts and provisions to or for the benefit of, any or all of its and its related corporations' officers, directors, employees, and agents and the families, dependents and beneficiaries of any of them. It may indemnify and purchase and maintain insurance for and on behalf of a fiduciary of any of these employee benefit and incentive plans, trusts and provisions.

     10. The corporation may participate in any capacity in the promotion, organization, ownership, management and operation of any organization or in any transaction, undertaking or arrangement that the participating corporation would have power to conduct by itself, whether or not the participation involves sharing or delegation of control with or to others.

     11. The corporation may provide for its benefit life insurance and other insurance with respect to the services of any or all of its officers, directors, employees and agents, or on the life of a shareholder for the purpose of acquiring at the death of the shareholder any or all shares in the corporation owned by the shareholder.


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     12.     The corporation may lend money to, guarantee an obligation of, become a surety for, or otherwise financially assist persons.

     13. The corporation may make advances to its directors, officers and employees and those of its subsidiaries.

     14. The corporation shall indemnify persons against certain expenses and liabilities only as provided in N.D.C.C. Section 10-19.1-19.

     15. The corporation may conduct all or part of its business under one or more trade names.

     16. The corporation may have and exercise all other powers necessary or convenient to effect any or all of the business purposes for which the corporation is incorporated.

     Section B. The power to adopt, amend or repeal governing provisions (bylaws) is vested in the board as provided in Article IX.

     Section C. The affirmative vote of a majority of directors present is required for an action of the board.

     Section D. A written action by the board taken without a meeting must be signed by all directors.

     Section E. The board may authorize the issuance of securities and rights to purchase securities.

     Section F. All common shares are entitled to vote and are of one (1) class and one (1) series. Preferred shares shall be nonvoting shares.

     Section G. All shares have equal rights and preferences in all matters not otherwise provided for by appropriate action of the Board of Directors as provided in subdivisions a and b of subsection 2 of section 10-19.1-61 of the North Dakota Business Corporations Act.

     Section H. The board may issue shares for any consideration or for no consideration to effectuate share dividends or splits, and determine the value of nonmonetary consideration.

     Section I. The corporation may issue rights to purchase securities whose terms, provisions and conditions are fixed by the board.


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     Section J. The affirmative vote of the holders of majority of the voting power of the shares present and entitled to vote at a duly held meeting is required for an action of the shareholders, except where the affirmative vote of a majority of the voting power of all shares entitled to vote is required by law, the articles of incorporation or these governing provisions.

     Section K. Shares of the corporation acquired by the corporation may be reissued.

     Section L. Directors serve for an indefinite term that expires upon the election and qualification of a successor.

     Section M. The compensation of directors is fixed by the board.

     Section N. If the board fails to select a place for a board meeting, it must be held at the principal executive office.

     Section O. A director may call a board meeting, and the notice of the meeting shall state the purpose of the meeting.

     Section P. A majority of the board is a quorum for a board meeting.

     Section Q. A committee must consist of one (1) or more persons, who need not be directors, appointed by the directors.

     Section R. Officers may delegate some or all of their duties and powers, if not prohibited by the board from doing so.

     Section S. Regular meetings of shareholders shall be held annually, and special meetings may be held, upon demand by shareholders under certain conditions as provided in Section IV D.2.

     Section T. No fewer than ten (10) nor more than fifty (50) days' notice is required for a meeting of shareholders.

     Section U. The number of shares required for a quorum at a shareholders' meeting is a majority of the voting power of the shares entitled to vote at the meeting.

     Section V. The board may fix a date up to fifty (50) days before the date of a shareholders meeting as the date for a determination of the holders of shares entitled to notice of an entitled vote at the meeting.


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     Section W. Each common share has one vote, and preferred shares are nonvoting shares, as provided in the articles of incorporation.

     Section X. The corporation may, but need not, have a corporate seal. The use or nonuse of a corporate seal does not affect the validity of a document or act. If the corporation has a corporate seal, the use of the seal by the corporation on a document is not necessary.

     Certain provisions of the articles of incorporation or subsequent articles of these governing provisions may repeat certain of the foregoing provisions in the context of particular subjects. In the case of any inconsistency between a provision of the articles of incorporation and this Article I of governing provisions, the articles of incorporation shall control. In the case of any inconsistency between any provision of subsequent articles of these governing provisions and this Article I, the subsequent article of these governing provisions shall control.

ARTICLE II.       BOARD OF DIRECTORS

     Section A. THE BOARD.

     1. The business and affairs of the corporation must be managed by or under the direction of the board, subject to subsection 2 and
             Article VIII. The members of the first board may be elected by the shareholders.

     2. The holders of the shares entitled to vote for directors of the corporation may, by unanimous affirmative vote, take any action that law, the articles of incorporation or other governing provisions require or permit the board to take or the shareholders to take after action or approval of the board. As to an action taken by the shareholders in that matter:

             a. The directors have no duties, liabilities or responsibilities as directors with respect to or arising from the action.

             b. The shareholders collectively and individually have all of the duties, liabilities and responsibilities of directors with respect to and arising from the action.


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             c.   If the action relates to a matter required or permitted to be approved or adopted by the board, either with or without approval or adoption by the shareholders, the action is deemed to have been approved or adopted by the board.

     Section B. NUMBER. The board must consist of seven (7) directors. The number of directors may be increased or, subject to Section H, decreased at any time by amendment in the manner provided in Article IX.

     Section C. QUALIFICATIONS. Directors must be individuals.

     Section D. TERMS. A director serves for a one (1) year term that expires at the next regular meeting of the shareholders or until a successor is elected and has qualified, or disqualification of the director.

     Section E. COMPENSATION. The board may fix the compensation of the directors.

     Section F. CUMULATIVE VOTING FOR DIRECTORS. Each shareholder entitled to vote for directors has the right to cumulate those votes in all elections of directors by giving written notice of intent to cumulate those votes to any officer of the corporation before the meeting, or to the presiding officer at the meeting at which the election is to occur at any time before the election of directors at the meeting, in which case:

     1. The presiding officer at the meeting shall announce, before the election of directors, that shareholders may cumulate their votes; and

     2. Each shareholder shall cumulate those votes either by casting for one (1) candidate the number of votes equal to the number of directors to be elected multiplied by the number of votes represented by the shares entitled to vote, or by distributing all of those votes on the same principle among any number of candidates.

     Section G. RESIGNATION. A director may resign at any time by giving written notice to the corporation. The resignation is effective without acceptance when the notice is given to the corporation, unless a later effective time is specified in the notice.


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     Section H. REMOVAL OF DIRECTORS.

     1. The provisions of this section apply unless modified by an agreement described in Article VIII.

     2.      A director may be removed at any time, with or without cause, if:

             a.   The director was named by the board to fill a vacancy;

             b. The shareholders have not elected directors in the interval between the time of the appointment to fill a vacancy and the time of the removal; and

             c. A majority of the remaining directors present affirmatively vote to remove the director.

     3. Any one (1) or all of the directors may be removed at any time, with or without cause, by the affirmative vote of the holders of the proportion or number of the voting power of the shares of the classes or series the director represents sufficient to elect them. If less than the entire board is to be removed, no one (1) of the directors may be removed if the votes of a sufficient number of shares are cast against the director's removal which, if then cumulatively voted at an election of the entire board of directors, would be sufficient to elect the director.

     4. New directors may be elected at a meeting at which directors are removed.

     Section I. VACANCIES.

     1. Vacancies on the board resulting from the death, resignation, removal or disqualification of a director may be filled by the affirmative vote of a majority of the remaining directors, even though the remaining directors constitute less than a quorum; and

     2. Vacancies on the board resulting from newly created directorships may be filled by the affirmative vote of a majority of the directors serving at the time of the increase.


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     3.      Each director elected under this section to fill a vacancy holds office until a qualified successor is elected by the shareholders at the next regular or special meeting of the shareholders.

     Section J. BOARD MEETINGS.

     1. Meetings of the board may be held from time to time as provided by board resolution at any place within or without the state that the board may select or by any means described in subsection 2. If the board fails to select a place for a meeting, the meeting must be held at the principal executive office.

     2.      A board meeting may be conducted by:

             a. A conference among directors using any means of communication through which the directors may simultaneously hear each other during the conference constitutes a board meeting, if the same notice is given of the conference as would be required by subsection 3 for a meeting, and if the number of directors participating in the conference would be sufficient to constitute a quorum at a meeting. Participation in a meeting by that means constitutes presence in person at the meeting; or

             b. Any means of communication through which the director, other directors so participating, and all directors physically present at the meeting may simultaneously hear each other during the meeting. Participation in a meeting by that means constitutes presence in person at the meeting.

     3. A director may call a board meeting by giving ten (10) days' notice to all directors of the date, time and place of the meeting. The notice shall state the purpose of the meeting unless the director calling the meeting is chairman of the board or president of the corporation.

     4. If the day or date, time and place of a board meeting have been announced at a previous meeting of the board, no notice is required. Notice of an adjourned meeting need not be given other than by announcement at the meeting at which adjournment is taken.


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     5.      A director may waive notice of a meeting of the board. A waiver of notice by a director entitled to notice is effective whether given before, at or after a meeting, and whether given in writing or by attendance. Attendance by a director at a meeting is a waiver of notice of that meeting, except where the director objects at the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate thereafter in the meeting.

     Section K. ABSENT DIRECTORS. A director may give advance written consent or opposition to a proposal to be acted on at a board meeting. If the director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition must be counted as a vote in favor of or against the proposal and must be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected.

     Section L. QUORUM. A majority of the directors currently holding office is a quorum for the transaction of business. In the absence of a quorum, a majority of the directors present may adjourn a meeting from time to time until a quorum is present. If a quorum is present when a duly called or held meeting is convened, the directors present may continue to transact business until adjournment, even though the withdrawal of a number of directors originally present leaves less than the proportion or number otherwise required for a quorum.

     Section M. ACT OF THE BOARD. The board shall take action by the affirmative vote of a majority of the directors present at a duly held meeting, except where law or the articles of incorporation require the affirmative vote of a larger proportion or number than is required by law for a particular action, the articles control.

     Section N. ACTION WITHOUT MEETING.

     1. An action required or permitted to be taken at a board meeting may be taken by written action signed by all of the directors.

     2. The written action is effective when signed by the required number of directors, unless a different effective time is provided in the written action.


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     Section O. COMMITTEES.

     1. A resolution approved by the affirmative vote of a majority of the entire board may establish committees having the authority of the board in the management of the business of the corporation only to the extent provided in the resolution. Committees are subject at all times to direction and control of the board.

     2. Committee members must be individuals. A committee must consist of one (1) or more persons, who need not be directors, appointed by affirmative vote of a majority of the entire board of directors.

     3. Sections J, K and L apply to committees and members of committees to the same extent as those sections apply to the board of directors.

     4. Minutes, if any, of committee meetings must be made available upon request to members of the committee and to any director.

ARTICLE III. OFFICERS

     Section A. OFFICERS. The officers of the corporation must consist of a president, one (1) or more vice presidents as may be prescribed by the board, a secretary and a treasurer, each of whom must be elected by the board at such time and in such manner as may be provided in the bylaws. Any other officers, assistant officers and agents, as necessary, may be elected or appointed by the board or chosen in such other manner as may be prescribed by the board.

     Section B. DUTIES OF OFFICERS AND AGENTS. All officers and agents of the corporation, as between themselves and the corporation, have such authority and must perform such duties in the management of the corporation as may be provided in the bylaws, or as may be determined by resolution of the board not inconsistent with the bylaws.

     Section C. MULTIPLE OFFICES. Any number of offices or functions of those offices may be held or exercised by the same person. If a document must be signed by persons holding different offices or functions and a person holds or exercises more than one (1) of those offices or functions, that person may sign the document in more than one (1) capacity, but only if the document indicates each capacity in which the person signs.


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     Section D. CONTRACT RIGHTS. The election or appointment of a person as an officer or agent does not, of itself, create contract rights. However, a corporation may enter into a contract with an officer or agent. The resignation or removal of an officer or agent is without prejudice to any contractual rights or obligations.

     Section E. RESIGNATION, REMOVAL AND VACANCIES.

     1. An officer may resign at any time by giving written notice to the corporation. The resignation is effective without acceptance when the notice is given to the corporation, unless a later effective date is specified in the notice.

     2. An officer may be removed at any time, with or without cause, by a resolution approved by the affirmative vote of a majority of the entire board of directors, subject to the provisions of a shareholder control agreement.

     3. A vacancy in an office because of death, resignation, removal, disqualification, or other cause may be filled for the unexpired portion of the term in the manner determined by the board.

     Section F. DELEGATION. Unless prohibited by a resolution approved by the affirmative vote of a majority of the entire board of directors, an officer elected or appointed by the board may, without the approval of the board, delegate some or all of the duties and powers of an office to other persons. An officer who delegates the duties or powers of an office remains subject to the standard of conduct for an officer with respect to the discharge of all duties and powers so delegated.

ARTICLE IV.  SHARES AND SHAREHOLDERS

     Section A. SHARE CERTIFICATES. The shares of the corporation must be represented by certificates signed by the president or by a vice president, and by the secretary or by an assistant secretary of the corporation. A certificate signed as provided herein is prima facie evidence of the ownership of the shares referred to in the certificate.

     A new share certificate may be issued pursuant to N.D.C.C. Section 41-08-41 in place of one that is alleged to have been lost, stolen or destroyed.


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     Section B. PRE-EMPTIVE RIGHTS. To the extent allowed by Section 9 of
Article XII of the Constitution of North Dakota, a shareholder of a corporation has the pre-emptive rights provided in N.D.C.C. Section 10-19.1-65.

     Section C. RESTRICTION ON TRANSFER OR REGISTRATION OF SECURITIES. A restriction on the transfer or registration of transfer of securities of the corporation may be imposed by a resolution adopted by the shareholders, or by an agreement among or other written action by a number of shareholders or holders of other securities or among them and the corporation. A restriction is not binding with respect to securities issued prior to the adoption of the restriction, unless the holders of those securities are parties to the agreement or voted in favor of the restriction. A restriction shall be noted conspicuously on the face or back of the certificate.

     Section D. REGULAR MEETINGS OF SHAREHOLDERS.

     1. Regular meetings of shareholders shall be held annually, at such place in the State of North Dakota and at such time between April 1 and June 30 of each calendar year as the board of directors shall determine.

     2. At each regular meeting of shareholders there must be an election of qualified successors for directors within three (3) months after the date of the meeting. No other particular business is required to be transacted at a regular meeting. Any business appropriate for action by the shareholders may be transacted at a regular meeting.

     Section E. SPECIAL MEETINGS OF SHAREHOLDERS.

     1. Special meetings of the shareholders may be called for any purpose or purposes at any time, by:

             a.   The president;

             b.   Two (2) or more directors; or

             c. A shareholder or shareholders holding ten percent (10%) or more of the voting power of all shares entitled to vote.

     2. A shareholder or shareholders holding five percent (5%) or more of the voting power of all shares entitled to vote may demand a special meeting of shareholders by written notice of demand given to


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             the president or secretary of the corporation and containing the purposes of the meeting. Within thirty (30) days after receipt by one of those officers of the demand, the board shall cause a special meeting of shareholders to be called. If the board fails to cause a special meeting to be called as required by this subsection, the shareholder or shareholders making the demand may call a special meeting by giving notices as required by Section F. All necessary expenses of the notice and the meeting shall be paid by the corporation.

     3. Special meetings must be held on the date and at the time and place fixed by the president or the board, except that a special meeting called by or at the demand of a shareholder or shareholders pursuant to subsection 2 must be held in the county where the principal executive office is located.

     4. The business transacted at a special meeting is limited to the purposes stated in the notice of the meeting. Any business transacted at a special meeting that is not included in those stated purposes is voidable by or on behalf of the corporation, unless all of the shareholders have waived notice of the meeting in accordance with subsection 4 of Section F.

     Section F. NOTICE.

     1. Notice of all meetings of shareholders must be given to every holder of shares entitled to vote, except where the meeting is an adjourned meeting and the date, time and place of the meeting were announced at the time of adjournment.

     2. The notice must be given at least ten (10) days before the date of the meeting, and not more than fifty (50) days before the date of the meeting.

     3. The notice must contain the date, time and place of the meeting, and any other information required by law. In the case of a special meeting, the notice must contain a statement of the purposes of the meeting. The notice may also contain any other information required by the bylaws or deemed necessary or desirable by the board or by any other person or persons calling the meeting.


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     4.      A shareholder may waive notice of a meeting of shareholders. A waiver of notice by a shareholder entitled to notice is effective whether given before, at or after the meeting, and whether given in writing, or by attendance. Attendance by a shareholder at a meeting is a waiver of notice of that meeting, except where the shareholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of the item at that meeting.

     Section G. ACT OF THE SHAREHOLDERS. The shareholders shall take action by the affirmative vote of the holders of a majority of the voting power of the shares present and entitled to vote, except where law or the articles of incorporation require a larger proportion or number. If the articles of incorporation require a larger proportion or number than is required by law for a particular action, the articles control.

     Section H. ACTION WITHOUT A MEETING. An action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting by written action signed by all of the shareholders entitled to vote on that action. The written action is effective when it has been signed by all of those shareholders, unless a different effective time is provided in the written action.

     Section I. QUORUM. The holders of a majority of the voting power of the shares entitled to vote at a meeting are a quorum for the transaction of business. If a quorum is present when a duly called or held meeting is convened, the shareholders present may continue to transact business until adjournment, even though the withdrawal of a number of shareholders originally present leaves less than the proportion or number otherwise required for a quorum.

     Section J. VOTING RIGHTS.

     1. The board may fix a date not more than fifty (50) days before the date of a meeting of shareholders as the date for the determination of the holders of shares entitled to notice of and entitled to vote at the meeting. When a date is so fixed, only shareholders on that date are entitled to notice of and permitted to vote at that meeting of shareholders.


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     2.      A resolution approved by the affirmative vote of a majority of the directors present may establish a procedure whereby a shareholder may certify in writing to the corporation that all or a portion of the shares registered in the name of the shareholder are held for the account of one (1) or more beneficial owners. Upon receipt by the corporation of the writing, the persons specified as beneficial owners, rather than the actual shareholder, are deemed the shareholders for the purposes specified in the writing.

     3. A shareholder of common shares has one (1) vote for each common share held.

     4. Shares owned by two (2) or more shareholders may be voted by any one (1) of them unless the corporation receives written notice from any one (1) of them denying the authority of that person to vote those shares.

     5. A holder of shares entitled to vote may vote any portion of the shares in any way the shareholder chooses. If a shareholder votes without designating the proportion or number of shares voted in a particular way, the shareholder is deemed to have voted all of the shares in that way.

     Section K. VOTING LIST. The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to the meeting, must be kept on file at the registered office of the corporation and is subject to inspection by any shareholder at any time during usual business hours. The list must also be produced and kept open at the time and place of the meeting and is subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books are prima facie evidence as to who are the shareholders entitled to examine the lists or transfer books or to vote at any meeting of shareholders. Failure to comply with the requirements of this section does not affect the validity of any action taken at the meeting. Any officer or agent having charge of the stock transfer books who fails to prepare the list of shareholders, or keep it on file for a period of ten (10) days, or produce and keep it open for inspection at the meeting, as provided in this section, is liable to any


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shareholder suffering damage on account of such failure, the extent of such damage.

     Section L. VOTING OF SHARES BY ORGANIZATIONS AND LEGAL REPRESENTATIVES.

     1. Shares of the corporation registered in the name of another domestic or foreign corporation may be voted by the president or another legal representative of that corporation.

     2. Shares under the control of a person in a capacity as a personal representative, an administrator, executor, guardian, conservator or attorney in fact may be voted by the person, either in person or by proxy, without registration of those shares in the name of the person. Shares registered in the name of a trustee of a trust or in the name of a custodian may be voted by the person, either in person or by proxy, but a trustee of a trust or a custodian may not vote shares held by the person unless they are registered in the name of the person.

     3. Shares registered in the name of a trustee in bankruptcy or a receiver may be voted by the trustee or receiver either in person or by proxy. Shares under the control of a trustee in bankruptcy or a receiver may be voted by the trustee or receiver without registering the shares in the name of the trustee or receiver, if authority to do so is contained in an appropriate order of the court by which the trustee or receiver was appointed.

     4. Shares registered in the name of an organization not described in subsections 1 through 3 may be voted either in person or by proxy by the legal representative of that organization.

     5. A shareholder whose shares are pledged may vote those share until the shares are registered in the name of the pledgee.

     Section M. PROXIES.

     1. A shareholder may cast or authorize the casting of a vote by filing a written appointment of a proxy with an officer of the corporation at or before the meeting at which the appointment is to be effective. An appointment of a proxy for shares held jointly by two
             (2) or more shareholders is


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             valid if signed by any one (1) of them, unless the corporation receives from any one (1) of those shareholders written notice either denying the authority of that person to appoint a proxy or appointing a different proxy.

     2. The appointment of a proxy is valid for eleven (11) months, unless a longer period is expressly provided in the appointment. No appointment is irrevocable unless the appointment is coupled with an interest, including a security interest, in the shares or in the corporation.

     3. An appointment may be terminated at will, unless the appointment is coupled with an interest, in which case it may not be terminated except in accordance with the terms of an agreement, if any between the parties to the appointment. Termination may be made by filing written notice of the termination of the appointment with an officer of the corporation, or by filing a new written appointment of a proxy with an officer of the corporation. Termination in either manner revokes all prior proxy appointments and is effective when filed with an officer of the corporation.

     4. The death or incapacity of a person appointing a proxy does not revoke the authority of the proxy, unless written notice of the death or incapacity is received by an officer of the corporation before the proxy exercises the authority under that appointment.

     5. Unless the appointment specifically provides otherwise, if two (2) or more persons are appointed as proxies for a shareholder:

             a. Any one (1) of them may vote the shares on each item of business in accordance with specific instructions contained in the appointment; and

             b. If no specific instructions are contained in the appointment with respect to voting the shares on a particular time of business, the shares must be voted as a majority of the proxies determine. If the proxies are equally divided, the shares may not be voted.


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     6.      Unless the appointment of a proxy contains restriction, limitation or specific reservation of authority, the corporation may accept a vote or action taken by a person named in the appointment. The vote of a proxy is final, binding, and not subject to challenge, but the proxy is liable to the shareholder or beneficial owner for damages resulting from a failure to exercise the proxy or from an exercise of the proxy in violation of the authority granted in the appointment.

     Section N. VOTING TRUSTS. Shares in the corporation may be transferred to a, trustee pursuant to written agreement, for the purpose of conferring on the trustee the right to vote and otherwise represent the beneficial owner of those shares for a period not exceeding ten (10) years, except that if the agreement is made in connection with an indebtedness of the corporation, the voting trust may extend until the indebtedness is discharged. Unless otherwise specified in the agreement, the voting trust may be terminated at any time by the beneficial owners of a majority of the voting power of the shares held by the trustee. A signed original of the agreement must be filed with the corporation.

     Section O. SHAREHOLDER VOTING AGREEMENTS. A written agreement solely among persons who are then shareholders or subscribers for shares to be issued, relating to the voting of their shares, is valid and specifically enforceable by and against the parties to the agreement. The agreement may override the provisions of Section M regarding proxies and is not subject to the provisions of Section N regarding voting trusts.

ARTICLE V.  OFFICE AND RECORDS

     Section A. PRINCIPAL OFFICE. The corporation's principal office shall be in the city of Minot, North Dakota.

     Section B. BOOKS AND RECORDS - INSPECTION.

     1. The corporation shall keep at its principal executive office, or at another place or places within the United States determined by the board, a share register not more than one (1) year old, containing the names and addresses of the shareholders and the number and classes of shares held by each shareholder. The corporation shall also keep at its principal executive office, or at another place or places within the United States determined by the board, a record of the dates on which certificates were issued.


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     2.      The corporation shall keep at its principal executive office or, if its principal executive office is outside of this state, shall make available at its registered office within ten (10) days after receipt by an officer of the corporation of a written demand for them made by a person described in subsection 4 or 5 originals or copies of:

             a.   Records of all proceedings of shareholders for the last three
                  (3) years;

             b. Records of all proceedings of the board for the last three (3) years;

             c. Its articles of incorporation and all amendments currently in effect;

             d.   Its bylaws and all amendments currently in effect;

             e. Financial statements required by Section C and the financial statements for the most recent interim period prepared in the course of the operation of the corporation for distribution to the shareholders or to a governmental agency as a matter of public record;

             f.   Reports made to shareholders generally within the last three
                  (3) years;

             g. A statement of the names and usual business addresses of its directors and principal officers;

             h.   Voting trust agreements described in Section IV.N; and

             i.   Shareholder control agreements described in Article VIII.

     3. The corporation shall keep appropriate and complete financial records.

     4. A shareholder or a holder of a voting trust certificate has an absolute right, upon written demand, to examine and copy, in person or by a legal representative, at any reasonable time:


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             a.   The share register; and

             b.   All documents referred to in subsection 2.

     5. A shareholder or a holder of a voting trust certificate who has been a shareholder for a least six (6) months immediately preceding the shareholder's demand or who is the holder of record of at least five percent (5%) of all the outstanding shares of the corporation has a right upon written demand, to examine and copy, in person or by a legal representative, other corporate records at any reasonable time only if the shareholder, beneficial owner or holder of a voting trust certificate demonstrates a proper purpose for the examination. A "proper purpose" is one reasonably related to the person's interest as a shareholder, beneficial owner or holder of a voting trust certificate of the corporation.

     6. Copies of all documents referred to in subsection 2 must be furnished at the expense of the corporation. A copy of the most recently generated share register must be furnished at the expense of the corporation if the requesting party shows a proper purpose. In all other cases, the corporation may charge the requesting party a reasonable fee to cover the expenses of providing the copy.

     7. The records maintained by the corporation, including its share register, financial records and minute books, may utilize any information storage technique, including, for example, punched holes, printed or magnetized spots or microimages, even though that makes them illegible visually, if the records can be converted accurately and within a reasonable time, into a form that is legible visually and whose contents are assembled by related subject matter to permit convenient use by people in the normal course of business. The corporation shall convert any of the records referred to in subsection 4 upon the request of the conversion shall be borne by the person who bears the expense of copying pursuant to subsection 7. A copy of the conversion is admissible in evidence, and must be accepted for all other purposes, to the same extent as the existing or original records would be if they were legible visually.


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     Section C. FINANCIAL STATEMENTS. The corporation shall, upon written request by a shareholder, furnish annual financial statements, including at least a balance sheet as of the end of each fiscal year and a statement of income for the fiscal year, which must be prepared on the basis of accounting methods reasonable in the circumstances and may be consolidated statements of the corporation and one (1) or more of its subsidiaries. In the case of statements audited by a public accountant, each copy must be accompanied by a statement of the treasurer or other person in charge of the corporation's financial records stating the reasonable belief of the person that the financial statements were prepared in accordance with accounting methods reasonable in the circumstances, describing the basis of presentation, and describing any respects on a basis consistent with those prepared for the previous year.

ARTICLE VI.  DISTRIBUTIONS

     Section A. DEFINITION. "Distribution" means a direct or indirect transfer of money or other property, other than its own shares, with or without consideration, or an incurrence or issuance of indebtedness, by the corporation to any of its shareholders in respect of its shares. A distribution may be in the form of a dividend or a distribution in liquidation, or as consideration for the purchase, redemption or other acquisition of its shares, or otherwise.

     Section B. DISTRIBUTIONS.

     1. The board may authorize and cause the corporation to make a distribution only if the board determines, in accordance with subsection 2, that the corporation will be able to pay its debts in the ordinary course of business after making the distribution and the board does not know before the distribution is made that the determination was or has become erroneous, and the corporation may make the distribution if it is able to pay its debts in the ordinary course of business after making the distribution. The effect of a distribution on the ability of the corporation to pay its debts in the ordinary course of business after making the distribution shall be measured in accordance with subsection 3. The right of the board to authorize, and the corporation to make, distributions may be prohibited, limited or restricted by, or the rights and priorities of persons to receive distributions may be established by, the articles or bylaws or an agreement.


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     2.      A determination that the corporation will be able to pay its debts in the ordinary course of business after the distribution is presumed to be proper if the determination is made in compliance with the standard of conduct provided in N.D.C.C. Section 10-19.1-50 on the basis of financial information prepared in accordance with accounting methods, or a fair valuation or other method reasonable in the circumstances.

     3. In the case of a distribution made by the corporation in connection with a purchase, redemption, or other acquisition of its shares, the effect of the distribution must be measured as of the date on which money or other property is transferred, or indebtedness payable in installments or otherwise is incurred, by the corporation, or as of the date on which the shareholder ceases to be a shareholder of the corporation with respect to the shares, whichever is the earliest. The effect of any other distribution must be measured as of the date of its authorization if payment occurs one hundred twenty (120) days or less following the date of authorization, or as of the date of payment if payment occurs more than one hundred twenty (120) days following the date of authorization.

     4. Indebtedness of a corporation incurred or issued in a distribution in accordance with this section to a shareholder who as a result of the transaction is no longer a shareholder is on a parity with the indebtedness of the corporation to its general unsecured creditors, except to the extent subordinated, agreed to or secured by a pledge of any assets of the corporation or a related corporation, or subject to any other agreement between the corporation, or subject to any other agreement between the corporation and the shareholder.

ARTICLE VII.  TRANSFER OF ASSETS

     Section A. The corporation, by affirmative vote of a majority of the entire board of directors, may sell, lease, transfer or otherwise dispose of all or substantially all of its property and assets in the usual and regular course of its business and grant a security interest in all or substantially all of its property and assets whether or not in the usual and regular course of its business, upon those terms and conditions and for those considerations, which may be money, securities or other instruments for the payment of


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money or otherproperty, as the board deems expedient, in which case no shareholder approval is required.

     Section B. The corporation, by affirmative vote of a majority of the entire board of directors, may sell, lease, transfer or otherwise dispose of all or substantially all of its property and assets, including its good will, not in the usual and regular course of its business, upon those terms and conditions and for those considerations, which may be money, securities, or other instruments for the payment of money or other property, as the board deems expedient, when approved at a regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the voting power of the shares entitled to vote. Written notice of the meeting must be given to all shareholders whether or not they are entitled to vote. Written notice of the meeting must be given to all shareholders whether or not they are entitled to vote at the meeting. The written notice must state that a purpose of the meeting is to consider the sale, lease, transfer or other disposition of all or substantially all of the property and assets of the corporation.

     Section C. Confirmatory deeds, assignments or similar instruments to evidence a sale, lease, transfer or other disposition may be signed and delivered at any time in the name of the transferor by its current officers or, if the corporation no longer exists, by its last officers.

ARTICLE VIII.  AMENDMENTS

     The power to amend or repeal any of the foregoing governing provisions or to adopt additional governing provisions is vested in the board, provided that any board action to amend, repeal or adopt governing provisions shall be reported to the shareholders and may be countermanded by the vote of the holders of a majority of the voting power of the shares entitled to vote, and provided that provisions affecting quorum requirements for shareholder meetings and shareholders voting rights may be amended only the vote of the holders of a majority of the voting power of the shares entitled to vote.


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                       FIRST AMENDED GOVERNING PROVISIONS
                                    (BYLAWS)
                                       OF
                                SPF ENERGY, INC.

     The following Amended Governing Provisions of the incorporation of SPF Energy, Inc. was adopted to supersede the original article effective June 30, 1999:

ARTICLE II.  BOARD OF DIRECTORS

     Section B. NUMBER. The board must consist of five (5) directors. The number of directors may be increased or decreased subject to Section H, decreased at anytime by amendment in the manner provided in Article VIII of these bylaws.